Exhibit 1.1

American Depositary Shares
Representing
Class A Ordinary Shares
(par value US$0.00025 per share)

having an aggregate offering price of up to US$2,000,000,000

NIO INC.

EQUITY DISTRIBUTION AGREEMENT

[●], 2021

[●], 2021

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

U.S.A.

Guotai Junan Securities (Hong Kong) Limited

27th Floor, Low Block, Grand Millennium Plaza

181 Queen’s Road Central

Hong Kong

Ladies and Gentlemen:

NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell from time to time through Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Goldman Sachs (Asia) L.L.C., China International Capital Corporation Hong Kong Securities Limited, Nomura Securities International, Inc. and Guotai Junan Securities (Hong Kong) Limited (together, the “Managers” and each a “Manager”), as sales agents, severally and not jointly, American Depositary Shares, each representing one Class A ordinary shares of the Company, par value US$0.00025 per share, of the Company (the “ADSs”), having an aggregate offering price of up to US$2,000,000,000 on the terms set forth herein.

The Company hereby appoints the Managers as sales agents, severally and not jointly, of the Company for the purposes of making offers and sales of the ADSs on the terms set forth in Section 2 of this Agreement. The Company agrees that whenever the Company determines to sell the ADSs directly to a Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) in the form attached hereto as Exhibit B in accordance with Section 2 of this Agreement.

The Class A ordinary shares, par value US$0.00025 per share, the Class B ordinary shares, par value US$0.00025 per share, the Class C ordinary shares, par value US$0.00025 per share and the Class D ordinary shares, par value US$0.00025 per share, of the Company are hereinafter referred to as the “Ordinary Shares.” The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of September 11, 2018, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-239047), including a prospectus, on Form F-3, relating to the securities (the “Shelf Securities”), including the Ordinary Shares represented by the ADSs, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated June 9, 2020 in the form first used to confirm sales of ADSs (or in the form first made available to the Managers by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to Ordinary Shares represented by the ADSs in the form first used to confirm sales of the ADSs (or in the form first made available to the Managers by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The Company has filed registration statements (File Nos. 333-227062 and 333-248194) on Form F-6 relating to the ADSs with the Commission (such registration statements on Form F-6, including all exhibits thereto, as amended at the time each such registration statement became effective, being hereafter collectively referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Class A Ordinary Shares, par value US$0.00025 per share, of the Company under Section 12(b) of the Exchange Act.

For purposes of this Agreement:

“Applicable Time” means, with respect to any offer and sale of ADSs, the time of sale of such ADS pursuant to this Agreement (including pursuant to any applicable Transaction Notice or Terms Agreement).

“Bring-Down Date” means (i) each date that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall be amended or supplemented (excluding (A) a prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(x) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the ADSs or (C) any report under the Exchange Act filed or furnished with the Commission except the reports referred to in (ii) and (iii) below), (ii) each date on which the Company shall file an Annual Report on Form 20-F, (iii) each date on which the Company shall file or furnish to the Commission a report on Form 6-K under which a quarterly or annual earnings release or containing financial statements is included and where such report on Form 6-K indicates that it is incorporated by reference into the Registration Statement and the Time of Sale Prospectus (as defined below), (iv) the date when the ADSs are delivered to one or more Managers as principal pursuant to a Terms Agreement, (v) any time of recommencement after a suspension as described in Section 2(g) or (vi) any other time as the Managers so reasonably request and give the Company reasonable advance notice.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Representation Date” means (i) the date of this Agreement, (ii) each Time of Acceptance (as defined below), (iii) each Applicable Time and (iv) each Bring-Down Date.

“Time of Sale Prospectus” means the Prospectus together with any issuer free writing prospectus(es) as defined in Rule 433(h) under the Securities Act issued at or prior to each Applicable Time and with respect to the ADSs offered hereunder, and if applicable, the public offering price of ADSs sold at the relevant Applicable Time as specified in a Terms Agreement, all considered together.

As used herein, the terms “Registration Statement,” “Base Prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Managers that:

(a)            Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, including, but not limited to, the Company’s most recent Annual Report on Form 20-F filed with the Commission pursuant to the Exchange Act (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Registration Statement, the ADS Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Form 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) at each Applicable Time, on each Settlement Date and as of its date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendments or supplements thereto) based upon information relating to any Manager furnished to the Company in writing by such Manager expressly for use therein, it being understood and agreed that the only such information is that described in Section 7(b).

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the ADSs, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any other prospectus deemed to part thereof that has not been superseded or modified. Except for any Permitted Free Writing Prospectuses (as defined below), the Company has not prepared, used or referred to, and will not, without the prior consent of the Managers, prepare, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and the Affiliated Entity (as defined below), taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e)            Each of the Company’s direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act), but for the avoidance of any doubt, excluding any non-consolidated joint ventures, associates and their subsidiaries that are not controlled by the Company (the “Subsidiaries”) on the date hereof has been identified on Schedule II-A hereto, and the entity through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (the “Affiliated Entity”) on the date hereof has been identified on Schedule II-B hereto. Each of the Subsidiaries and Affiliated Entity has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the Equity Interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Subsidiaries) and are free and clear of all material (individually or in aggregate) liens, encumbrances, equities or claims (for purpose of this Agreement, “Equity Interests” shall mean the share capital or equity interest of each Subsidiary owned by the Company, another Subsidiary or another affiliate (as defined in Rule 405 under the Securities Act) of the Company); all of the equity interests in the Affiliated Entity have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Subsidiaries) and are owned as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims (other than the share pledge contemplated under the Corporate Structure Contracts). None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the currently effective constitutive or organizational documents of each of the Subsidiaries and Affiliated Entity comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(f)            Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries or Affiliated Entity is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries or Affiliated Entity (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation or tax residence, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation or tax residence as long as, to the extent German withholding tax on dividends or other distributions from NIO GmbH are concerned, such dividends are fully sourced from the tax contribution account (steuerliches Einlagekonto) of NIO GmbH; and (3) may be made without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or the Affiliated Entity or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g)            The description of the corporate structure of the Company and the various contracts among certain Subsidiaries, the shareholders of the Affiliated Entity and the Affiliated Entity (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as the case may be, as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 4.10 through 4.14 to the Annual Report, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the Affiliated Entity taken as a whole, which has not been previously disclosed or made available to the Managers and disclosed in the Time of Sale Prospectus.

(h)            Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms (except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus) subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Risks Related to Our Corporate Structure”, the corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor any of the Corporate Structure Contracts violates, breaches, contravenes or otherwise conflicts with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries or the Affiliated Entity or shareholders of the Affiliated Entity in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(i)            The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violate any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries or the Affiliated Entity pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries or the Affiliated Entity, (ii) any existing statute, rule, regulation or order of any Governmental Entity as currently in effect having jurisdiction over the Company or any of the Subsidiaries or the Affiliated Entity or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or the Affiliated Entity is a party or by which the Company or any of the Subsidiaries or the Affiliated Entity is bound or to which any of the properties of the Company or any of the Subsidiaries or the Affiliated Entity is subject, except, in the case of (iii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(j)            The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entity, through certain of its Subsidiaries' rights to exercise the voting rights of the shareholders of the Affiliated Entity.

(k)           The ADSs have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)            This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(n)          The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(o)          The Ordinary Shares outstanding prior to the issuance of the Ordinary Shares represented by the ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(p)          The Ordinary Shares represented by the ADSs to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights. No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other share capital of or other equity interests in the Company.

(q)          Neither the Company nor any of its Subsidiaries or Affiliated Entity is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(r)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the memorandum and articles of incorporation of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or Affiliated Entity that is material to the Company and its Subsidiaries and Affiliated Entity, taken as a whole, or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the ADSs.

(s)           The application of the net proceeds from the offering of ADSs, as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or Affiliated Entity, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or Affiliated Entity, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity.

(t)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entity, taken as a whole, from that set forth in the Time of Sale Prospectus.

(u)           There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries or Affiliated Entity is a party or to which any of the properties of the Company or any of its Subsidiaries or Affiliated Entity is subject (other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect).

(v)           [Reserved].

(w)          The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)           The Company and its Subsidiaries and Affiliated Entity (i) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(y)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(z)           Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(aa)        (i) None of the Company or its Subsidiaries or Affiliated Entity or any director or officer thereof, or, to the Company’s knowledge, any of its or their affiliates or employees, or any agent or other representative thereof, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its Subsidiaries and Affiliated Entity and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and since instituting have maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its Subsidiaries or Affiliated Entity will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb)        The operations of the Company and its Subsidiaries and Affiliated Entity are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries and Affiliated Entity conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entity with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)        (i) None of the Company, any of its Subsidiaries or Affiliated Entity, or any director or officer thereof, or, to the Company’s knowledge, any agent, affiliate, employee or other representative of the Company or any of its Subsidiaries or Affiliated Entity, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)      The Company will not, directly or indirectly, use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)     For the past 5 years, the Company and its Subsidiaries and Affiliated Entity have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)        Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries and Affiliated Entity have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiaries and Affiliated Entity, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)         The Company and its Subsidiaries and Affiliated Entity have good and marketable title (in fee simple in the case of real property in applicable jurisdictions, and valid land use rights and building ownership certificates in the case of real property in the PRC) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entity taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entity; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entity which are material to the business of the Company and its Subsidiaries and Affiliated Entity taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entity, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff)         The Company and its Subsidiaries and Affiliated Entity own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and either the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect or the Company believes it will be able to renew such Intellectual Property Rights on acceptable terms. To the knowledge of the Company, (i) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice would constitute any of the foregoing, by the Company or its Subsidiaries or Affiliated Entity or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Affiliated Entity; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ or Affiliated Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its Subsidiaries or Affiliated Entity, individually or in the aggregate, have a Material Adverse Effect.

(gg)        No material labor dispute with the employees of the Company or any of its Subsidiaries or Affiliated Entity exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(hh)        Neither the Company nor any of its Subsidiaries or Affiliated Entity has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or Affiliated Entity or, to the Company’s knowledge, any other party to any such contract or agreement.

(ii)           The Company and each of its Subsidiaries and Affiliated Entity are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Affiliated Entity has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Affiliated Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj)          Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet-related business, automotive businesses and other business carried out by our PRC subsidiaries”, (i) the Company and its Subsidiaries and Affiliated Entity possess all licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses; (ii) neither the Company nor any of its Subsidiaries or Affiliated Entity has received any notice of proceedings relating to the revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iii) the Company and its Subsidiaries and Affiliated Entity are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(kk)         Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entity maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries and Affiliated Entity is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ll)          The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which the Company is required to comply.

(mm)      PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(nn)        The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) except as disclosed in the Time of Sale Prospectus, any material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(oo)         The section entitled “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Critical Accounting Policies” in the Annual Report incorporated by reference into the Time of Sale Prospectus accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

(pp)        The sections entitled “Certain Financial Information” in the Time of Sale Prospectus and “Item 5. Operating and Financial Review and Prospects” in the Annual Report incorporated by reference into the Time of Sale Prospectus accurately and fairly describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries or Affiliated Entity, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries and Affiliated Entity taken as a whole or the availability thereof or the requirements of the Company or any of its Subsidiaries or Affiliated Entity for capital resources.

(qq)        The statements (i) in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Certain Financial Information,” “Description of Share Capital,” “Description of American Depositary Shares,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Taxation,” and “Plan of Distribution” and (ii) in the Annual Report incorporated by reference into the Time of Sale Prospectus or the Prospectus under the headings “Item 3. Key Information,” “Item 4. Information of the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees,” and “Item 7. Major Shareholders and Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, as modified or updated by the Time of Sale Prospectus and the Prospectus, are accurate and fair summaries of such matters described therein in all material respects.

(rr)         Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ss)         Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt)          Neither the Company nor any of its Subsidiaries and Affiliated Entity or, to the knowledge of the Company, any of its affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(uu)        The Company and each of its Subsidiaries and Affiliated Entity have filed all national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid through the date of this Agreement (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been, or could reasonably expected to be, determined adversely to the Company or any of its Subsidiaries or Affiliated Entity which has had (nor does the Company nor any of its Subsidiaries or Affiliated Entity have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or Affiliated Entity and which could reasonably be expected to have) a Material Adverse Effect.

(vv)        “Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with sales of the ADSs undertaken in reliance on Rule 163B of the Securities Act. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Managers with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications. The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule I hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ww)       As of the time of each sale of ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Manager furnished to the Company in writing by such Manager through the Managers expressly for use therein, it being understood and agreed that the only such information is that described in Section 7(b).

(xx)         The Company has not distributed and, prior to the later of any Settlement Date and the completion of the distribution of the ADSs will not distribute any offering material in connection with the offering and sale of the ADSs other than the Prospectus, any Permitted Free Writing Prospectuses, and any Written Testing-the-Waters Communications listed on Schedule I hereto.

(yy)         Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its Subsidiaries or Affiliated Entity is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder.

(zz)         There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Manager for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the ADSs and the Ordinary Shares represented thereby.

(aaa)      The Company’s, the Subsidiaries’ and the Affiliated Entity’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases are adequate for, and operate and perform as required in connection with, the operation of the business of the Company, the Subsidiaries and the Affiliated Entity as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruption, except where such inadequacies would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has adopted and maintains data privacy and security policies designed to comply with all applicable laws in all material respects, and each of the Company, the Subsidiaries and the Affiliated Entity has at all times complied with all applicable policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company, the Subsidiaries and the Affiliated Entity of personally identifiable information and data and any other information and data collected from or provided by third parties in all material respects. The Company, the Subsidiaries and the Affiliated Entity have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company, the Subsidiaries and the Affiliated Entity. There has been no material security breach or attack or other compromise of or relating to any such information technology systems or data, and, no material action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company, the Subsidiaries or the Affiliated Entity with respect to applicable data privacy and security laws is pending or, to the knowledge of the Company, threatened. The Company has not been informed by any PRC governmental authority that the Company must file for a cybersecurity review under the Cybersecurity Review Measures of the Cyberspace Administration of China, which came into effect on June 1, 2020. The Company will use reasonable best efforts to fully cooperate once being informed by any governmental authority of any such cybersecurity review and report to the Cybersecurity Review Office once relevant network products and services provided by the Company may affect national security. The Company has not been designated as a “critical information infrastructure” operator by the Cyberspace Administration of China or any other PRC governmental authority.

(bbb)     The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (as amended, together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated all relevant portions of such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the New York Stock Exchange were deemed not to be in compliance with the M&A Rules.

(ccc)      The issuance and sale of the ADSs and the Ordinary Shares represented thereby, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be at each Settlement Date adversely affected by the M&A Rules. The Company has not been informed by any PRC governmental authority that it needs to obtain approval from any PRC governmental authority in connection with the transactions contemplated under this Agreement, and to the Company’s knowledge no such approval is required.

(ddd)      Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to request each of its shareholders, option holders, directors, officers and employees that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(eee)       Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has taken all reasonable steps to comply with, and to request all of the Company’s shareholders and prior holders who, to the knowledge of the Company, are PRC residents or PRC citizens to comply with respect to their shareholding in the Company with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(fff)         Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(ggg)      No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Managers, the Company or any of its Subsidiaries in the Cayman Islands, the PRC, or in any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, in connection with (i) the execution, delivery or consummation of, or consummation of the transactions contemplated by, this Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs, (iii) the deposit with the Depositary of the Ordinary Shares represented by the ADSs by the Company against the issuance of ADRs evidencing the ADSs, (iv) the sale and delivery of the ADSs to purchasers procured by the Managers, or (v) the delivery of the ADSs by the Managers in the manner contemplated herein.

(hhh)      Based upon the Company's income and assets as of the relevant measuring dates, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for the taxable year ended December 31, 2020 and, based on the Company’s current and expected income and assets, the Company does not expect to be a PFIC for the current taxable year or in the foreseeable future.

(iii)         It is not necessary under the laws of the Cayman Islands (i) to enable the Managers to enforce their rights under this Agreement or to enable any holder of ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Managers or any holder of ADSs or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(jjj)         Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(kkk)      Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(lll)         The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(mmm)  Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(nnn)     Neither the Company nor any of its Subsidiaries or Affiliated Entity nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands or the PRC. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and the PRC.

(ooo)     The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, and the PRC and will be honored by the courts of the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(ppp)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qqq)     There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(rrr)       The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(sss)      The interactive data in the inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ttt)        Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, for the period from (i) the first day following the latest reviewed or audited period in the “comfort letter” delivered pursuant to Section 3(m) below to (ii) the date prior to each relevant Settlement Date, there have not been any decreases, as compared with the corresponding period in the preceding year, in revenues.

2.              Agreements to Sell and Purchase. The Company and each Manager hereby agree, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, that the Company may from time to time seek to sell ADSs through such Manager (or its designated broker-dealers), acting as sales agent or principal, as follows:

(a)          The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell ADS on any Trading Day(s) (as defined below), a form of which order is attached as Exhibit A hereto (a “Transaction Notice”). The Transaction Notice shall originate from the following authorized persons of the Company: [●] and may be sent in an email to the Manager. If the Manager wishes to accept such proposed terms in the Transaction Notice, or, following discussion with the Company, wishes to accept amended terms, the Manager will issue to the Company a notice by email (or other method mutually agreed in writing by the Company and the Manager) setting forth the terms that the Manager is willing to accept. The terms in the Transaction Notice will not be binding until the Company or Manager delivers to the other party an acceptance by email (or other method mutually agreed in writing by the Company and Manager) of all the terms of such Transaction Notice, as amended (the “Time of Acceptance”), and such terms may be amended intraday by agreement between the Company and Manager (as subsequently confirmed in writing, which may be by email).

As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b)          The Company hereby covenants and agrees that the Managers can rely on the email deliveries or confirmation(s) given to the respective Manager by the authorized persons of Company named in Section 2(a) above, to confirm the Company’s delivery or acceptance of any Transaction Notice, without any further liability or obligation on the part of the Manager.

(c)          Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts, by itself or through its designated broker-dealers, to sell ADSs with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the ADSs, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell ADSs for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, (C) each Manager will not be responsible for the liability or obligation incurred by the other Manager, including as a result of such other Manager’s failure to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, and (D) the Manager shall be under no obligation to purchase ADSs on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement.

(d)          Unless otherwise agreed to between the Manager and the Company, the Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any ADS at a price lower than the Floor Price (as defined in the Transaction Notice) therefor designated from time to time by the Company pursuant to the applicable Transaction Notice. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the ADSs with respect to which the Manager is acting as sales agent; provided, however that (i) such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the ADSs sold hereunder prior to the giving of such notice and (ii) any obligation under Section 4(bb) shall be waived during the period of any such suspension, other than during any period in which a Prospectus relating to the offering under this Agreement is required to be delivered by the Managers under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

(e)          If any party has reason to believe that the exemptive provisions set forth in Rule 101(c) (1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the ADSs, it shall promptly notify the other parties and sales of ADSs under this Agreement, any Transaction Notice and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)           The compensation to the Manager for sales of the ADSs with respect to which the Manager acts as sales agent hereunder shall be 1.3% of the gross offering proceeds for the ADSs sold pursuant to this Agreement (the “Selling Commission”). The Company may sell ADSs to the Manager as principal at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager as principal will be at a price agreed upon at the relevant Applicable Time.

(g)          Settlement for sales of the ADSs pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the ADSs sold through the Manager (or its designated broker-dealers) or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager (or its designated broker-dealers) against payment of the proceeds from the sale of such ADSs after deducting the Selling Commission and any applicable transaction fee under Section 31 of the Exchange Act. Settlement for all such ADSs shall be effected by free delivery of the ADSs by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the ADSs on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Manager any commission, discount or other compensation to which the Manager would otherwise be entitled absent such default.

(h)          If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the ADSs are sold under this Agreement and the applicable Transaction Notice setting forth (A) the amount of ADSs sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(i)           The Manager hereby covenants and agrees not to make any sales of the ADSs on behalf of the Company pursuant to Section 2(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the ADSs on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager under the applicable Transaction Notice. The Company acknowledges and agrees that in the event a sale of the ADSs on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Securities Act, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on any Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 3 hereof that the Company would be required to provide to the Manager in connection with the sale of ADSs pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(j)           On each Settlement Date and each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the ADSs on behalf of the Company as sales agent under any Transaction Notice or to act as principal pursuant to a Terms Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 3 of this Agreement.

(k)          If the Company wishes to issue and sell the ADSs hereunder other than as set forth in this Section 2 (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(l)           The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(m)         Each sale of the ADSs to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement. The commitment of the Manager to purchase the ADSs pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any Terms Agreement and shall be subject to the terms and conditions set forth herein and in any Terms Agreement.

(n)          Subject to the limitations set forth herein (including, but not limited to the following sentence) and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement, any Transaction Notice and any Terms Agreement may not be requested by the Company and need not be made by the Manager (i) during the period that begins two weeks prior to until two days after the filing of a quarterly or annual earnings release; or (ii) at any time when the Company is in possession of any material non-public information. Notwithstanding the foregoing, without the prior written consent of each of the Company and the relevant Manager, no sales of ADSs shall take place, and the Company shall not request the sale of any ADSs that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information, which may include the information customarily included in the Company’s public announcement of its quarterly or annual results of operations.

3.              Conditions to the Managers’ Obligations. The several obligations of the Managers hereunder and under any Terms Agreement or Transaction Notice are subject to the accuracy of the representations and warranties of the Company herein, on the date hereof, as of each Applicable Time, and as of each Settlement Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entity, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Managers shall have received on the date hereof and each Bring-Down Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 3(a), Section 3(n) and Section 3(s) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Bring-Down Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(d)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(e)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Han Kun Law Offices, PRC counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(f)           The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Miao & Co (in Association with Han Kun Law Offices), Hong Kong counsel for NIO Nextev Limited, NIO User Enterprise Limited, XPT Limited, NIO Power Express Limited, NIO SPORT LIMITED and XPT Technology Limited, dated such date, in form and substance reasonably satisfactory to the Managers.

(g)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Fenwick & West LLP, U.S. counsel for NIO USA, Inc. and XPT, Inc., dated such date, in form and substance reasonably satisfactory to the Managers.

(h)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Bristows LLP, U.K. counsel for NIO Performance Engineering Limited, dated such date, in form and substance reasonably satisfactory to the Managers.

(i)           The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Orrick, Herrington & Sutcliffe LLP, German counsel for NIO GmbH, dated such date, in form and substance reasonably satisfactory to the Managers.

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Managers at the request of the Company, and shall so state therein.

(j)           The Managers shall have received on the date hereof and each Bring-Down Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Managers, dated such date, in form and substance satisfactory to the Managers.

(k)          The Managers shall have received on the date hereof and each Bring-Down Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Managers, dated such date, in form and substance satisfactory to the Managers.

(l)           The Managers shall have received on the date hereof and each Bring-Down Date an opinion of White & Case LLP, counsel for the Depositary, dated such date, in form and substance satisfactory to the Managers.

(m)         The Managers shall have received, on each of the date hereof and each Bring-Down Date, a letter dated the date hereof or the Bring-Down Date, as the case may be, in form and substance satisfactory to the Managers, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, or other independent accountants reasonably satisfactory to the Managers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter shall use a “cut-off date” not earlier than three business days prior to the date hereof and each Bring-Down Date, as applicable.

(n)          There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Managers’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in this Agreement.

(o)          The Company and the Depositary shall have taken all actions necessary to permit the deposit of the ADSs and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(p)          On the date hereof and each Bring-Down Date, the Depositary shall have furnished or caused to be furnished to the Managers a certificate satisfactory to the Managers of one of its authorized officers with respect the execution and delivery of Deposit Agreement and such other matters related thereto as the Managers may reasonably request.

(q)          The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A and Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(r)           No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Managers object in writing.

(s)           No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(t)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the arrangements of the transactions contemplated hereby.

(u)          At or prior to each Settlement Date, the ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(v)          On each Bring-Down Date, the Managers and counsel for the Managers shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

4.              Covenants of the Company. The Company covenants with each Manager as follows:

(a)          To comply with the requirements of Rule 430A and Rule 430B, and notify the Managers promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the ADSs. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          To furnish to the Managers, without charge, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Manager a copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in New York City, without charge, during the period mentioned in Section 4(i) or 4(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(c)          Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.

(d)          To give the Managers notice of its intention to make any filing pursuant to the Exchange Act between the Applicable Time and the Settlement Date with respect to any ADSs sold hereunder, and to furnish the Managers with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Managers or counsel for the Managers shall reasonably object.

(e)          To furnish to the Managers a copy of each proposed free writing prospectus, or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object, and to comply with the requirements of Rule 433 under the Securities Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(f)           If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Managers and to promptly (subject to Section 4(e)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          Not to take any action that would result in an Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(h)          Not to (and to cause its Subsidiaries and Affiliated Entity not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs.

(i)           If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Managers, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (i)) and furnish, at its own expense, to the Managers and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the Time of Sale Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Managers written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.

(j)           If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Managers the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Manager or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Managers, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (j)) and furnish, at its own expense, to the Managers and to the dealers (whose names and addresses the Managers will furnish to the Company) to which ADSs may have been sold through the Managers and to any other dealers upon request, either amendments or supplements to the Prospectus so that the Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Managers written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.

(k)          To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request.

(l)           To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Managers and, upon written request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Managers (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Managers may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, or otherwise makes such reports publicly available on its or its investor relations website, it is not required to furnish such reports or statements filed through EDGAR to the Managers.

(m)         To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary or Affiliated Entity; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(n)          To pay, and indemnify and hold the Managers harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Cayman Islands or the PRC or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs, or (iii) the sale and delivery of the ADSs, other than income tax that is imposed on the Managers’ net income in the ordinary course of its business.

(o)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Managers and if requested by the Managers, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p)          To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Manager’s participant account in DTC, pursuant to this Agreement on each Settlement Date.

(q)          (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)           To comply with the PRC Overseas Investment and Listing Regulations in all material aspects, and to use its reasonable efforts to request holders of its Ordinary Shares that, to the knowledge of the Company, are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s)          To use its best efforts to have the ADSs accepted for listing on the New York Stock Exchange and maintain the listing of the ADSs on the New York Stock Exchange. The Company will reserve out of authorized but unissued Ordinary Shares and keep available at all times, free of pre-emptive rights, the full number of ADSs to be issued and sold hereunder.

(t)           That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Manager of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

(u)          That all sums payable by the Company to a Manager shall be exclusive of any value added or similar taxes to the extent applicable (including related local levies and any other related tax collected at source) (“VAT”) and any applicable VAT shall be paid at the same time as the payment to which it relates, or, if later, upon the provision of a valid VAT invoice. For the avoidance of doubt, all amounts charged by a Manager or for which the Managers are to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Managers and for which the Managers are to be reimbursed, the Company shall be obligated to reimburse the Managers for such VAT.

(v)          To deliver to the Managers, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and to provide such additional supporting documentation as the Managers may reasonably request in connection with the verification of the foregoing certification.

(w)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the ADSs have been sold through the Managers, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(x)           The Company will (i) if applicable, disclose in its Annual Report on Form 20-F filed by the Company, or any Form 6-K that includes an earnings release or financial statements, with respect to the relevant period, (A) the number of any ADSs sold by or through the Managers under this Agreement, any Terms Agreement or Transaction Notice, (B) the net proceeds received by the Company and (C) the compensation paid by the Company to the Managers with respect to sales of ADSs pursuant to this Agreement, or (ii) to the extent required by applicable law and/or interpretations of the Commission, promptly after each date on which the Company shall file an Annual Report on Form 20-F or file or furnish to the Commission a report on Form 6-K that includes an earnings release or contains financial statements incorporated by reference in the Registration Statement and the Time of Sale Prospectus in respect of any quarter in which sales of ADSs were made through the Managers under this Agreement, any Terms Agreement or Transaction Notice, file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth, with regard to such period, the number of ADSs sold through the Managers under this Agreement, any Terms Agreement or Transaction Notice, the net proceeds received by the Company and the compensation paid by the Company to the Managers with respect to sales of ADSs pursuant to this Agreement, and the Company will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of the NYSE).

(y)          To not, at any time at or after the execution of this Agreement, offer or sell any ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs, in each case other than the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus consented to by the Managers (a “Permitted Free Writing Prospectus”).

(z)           To consent to the Manager’s trading in the Ordinary Shares for the Manager’s own account and for the account of its clients at the same time as sales of ADSs occur pursuant to this Agreement, including pursuant to a Terms Agreement; provided that the Company is not responsible for the compliance by the Managers with applicable laws and regulations (including Regulation M) that apply to any such Manager with respect to any such trading. For the avoidance of doubt, the representations, warranties and covenants of the Company in this Agreement are made solely with respect to the offering of the ADSs hereunder and do not apply to such trading.

(aa)        If to the knowledge of the Company, any condition set forth in Section 3 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase ADSs from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such ADSs.

(bb)        In connection with the execution and delivery of this Agreement, upon commencement of the offering of the ADSs under this Agreement, on each Bring-Down Date and at such other times as may be reasonably requested by a Manager (which shall be on a monthly basis or otherwise), on reasonable notice, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company, and to make available documents of the Company to the Managers and their counsel for inspection and take such other actions as the Managers may reasonably request in order for the Managers to conduct their due diligence investigation.

(cc)        To ensure that prior to instructing the Manager to sell ADSs, the Company shall have obtained all necessary corporate authority for the offer and sale of such ADSs.

(dd)        Each acceptance by the Company of a Transaction Notice and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (1) an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance or the date of such Terms Agreement as though made at and as of such time and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any free writing prospectus as amended and supplemented relating to such ADSs).

5.              Expenses.

(a)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Managers, including any transfer or other taxes payable thereon, when the Managers are acting on a principal basis pursuant to a Terms Agreement, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 4(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with the review and qualification of the offering of the ADSs by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the Class A ordinary shares, par value US$0.00025 per share, of the Company and all costs and expenses incident to listing the ADSs on the New York Stock Exchange, (vi) the cost of printing certificates representing the ADSs or Ordinary Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 5, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Managers will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the ADSs bought by them on a principal basis pursuant to a Terms Agreement, and any advertising expenses connected with any offers they may make.

6.            Covenants of the Managers. Each Manager severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.

7.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager, each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Manager through the Managers expressly for use therein, it being understood and agreed that the only such information is that described in Section 7(b);

(b)          Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by such Manager through the Managers expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Manager through the Managers consists of the name of the Manager under the caption “Plan of Distribution”.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Managers and all persons, if any, who control any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Manager within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Managers and such control persons and affiliates of any Managers, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company on the one hand and the total commissions received by the Managers on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Managers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e)          The Company and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, any person controlling any Manager or any affiliate of any Manager or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

8.             Termination.

(a)	The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the ADSs have been sold through the Manager(s) for the Company, then Section 4 shall remain in full force and effect in respect of such ADSs, (ii) with respect to any pending sale, through each Manager for the Company, the obligations of the Company, including in respect of compensation and expenses of the Manager under Section 5, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Managers.

(c)	Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement relating to the solicitation of offers to purchase the ADSs in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(c) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(d)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or 8(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of this Agreement shall remain in full force and effect.

(e)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the ADSs, such sale shall settle in accordance with Section 2(j) of this Agreement.

9.             Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Manager or its affiliates or selling agents, any person controlling any Manager, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the ADSs.

10.           Effectiveness; Defaulting Managers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Managers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Managers or such Managers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Managers in connection with this Agreement or the offering contemplated hereunder.

11.             Entire Agreement. (a) This Agreement, any Transaction Notice and any Terms Agreement together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded) that relate to the offering of the ADSs, represents the entire agreement between the Company, on the one hand, and the Managers, on the other, with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b)            the Company acknowledges that in connection with the offering of the ADSs: (i) the Managers have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement, any Transaction Notice and any Terms Agreement and prior written agreements (to the extent not superseded), if any, and (iii) the Managers may have interests that differ from those of the Company.

(c)            The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.            Trial by Jury. The Company and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature or signature page to this Agreement by facsimile, DocuSign, or other e-signature or electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14.            Applicable Law. This Agreement, any Transaction Notice and any Terms Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to the Managers, at:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street, New York,

NY 10019, U.S.A.

Guotai Junan Securities (Hong Kong) Limited

27th Floor, Low Block, Grand Millennium Plaza

181 Queen’s Road Central

Hong Kong

if to the Company shall be delivered, mailed or sent to Building 20, No. 56 AnTuo Road, Jiading District, Shanghai, 201804, People’s Republic of China.

17.            Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168, United States of America, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement, any Transaction Notice or any Terms Agreement, into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Managers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Manager or any person controlling any Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Manager or controlling person of any sum in such other currency, and only to the extent that such Manager or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Manager or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Manager or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Manager or controlling person hereunder, such Manager or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Manager or controlling person hereunder.

19.            Recognition of the U.S. Special Resolution Regimes.

(a)            If any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            If any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            In this Section 19:

(i)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)           “Covered Entity” means any of the following:

(iii)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(iv)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(v)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(vi)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(vii)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,
NIO Inc.

By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC
Goldman Sachs (Asia) L.L.C.

China International Capital Corporation Hong Kong Securities Limited

Nomura Securities International, Inc.

Guotai Junan Securities (Hong Kong) Limited

[Signature page to Equity Distribution Agreement]

By:	Credit Suisse Securities (USA) LLC
By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

By:	Goldman Sachs (Asia) L.L.C.
By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

By:	China International Capital Corporation Hong Kong Securities Limited
By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

By:	Nomura Securities International, Inc.
By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

By:	Guotai Junan Securities (Hong Kong) Limited
By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

Schedule I

Written Testing-the-Waters Communications

All written communications presented to potential investors in reliance on Rule 163B of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

I-1

SCHEDULE II-A

Subsidiaries

1.	NIO Nextev Limited
2.	NIO User Enterprise Limited
3.	XPT Limited
4.	NIO Power Express Limited
5.	XPT, Inc.
6.	NIO Performance Engineering Limited (became a Subsidiary from September 16, 2019)
7.	NIO NEXTEV (UK) LTD (ceased to be a Subsidiary from September 16, 2019)
8.	NIO GmbH
9.	NIO USA, Inc.
10.	NIO SPORT LIMITED
11.	XPT Technology Limited
12.	NIO Co., Ltd. (上海蔚来汽车有限公司)
13.	NIO Energy Investment (Hubei) Co., Ltd. (蔚来能源投资（湖北）有限公司)
14.	Wuhan NIO Energy Co., Ltd. (武汉蔚来能源有限公司)
15.	NIO Sales and Services Co., Ltd. (蔚来汽车销售服务有限公司)
16.	Beijing NIO Sales and Services Co., Ltd. (北京蔚来汽车销售服务有限公司)
17.	Shanghai NIO User Services Co., Ltd. (上海蔚来汽车用户服务有限公司)

II-A-1

18.	Guangzhou NIO Sales and Services Co., Ltd. (广州蔚来汽车销售服务有限公司)
19.	Hangzhou NIO Sales and Services Co., Ltd. (杭州蔚来汽车销售服务有限公司)
20.	Shenzhen NIO Sales and Services Co., Ltd. (深圳蔚来汽车销售服务有限公司)
21.	Nanjing NIO Sales Co., Ltd. (南京蔚来汽车销售有限公司)
22.	Suzhou Weiran Sales and Services Co., Ltd. (苏州蔚然汽车销售服务有限公司)
23.	Chengdu NIO Sales and Services Co., Ltd. (成都蔚来汽车销售服务有限公司)
24.	Chengdu Weiran Sales and Services Co., Ltd. (成都蔚然汽车销售服务有限公司)
25.	Wuhan NIO Sales and Services Co., Ltd. (武汉蔚来汽车销售服务有限公司)
26.	XPT (Jiangsu) Investment Co., Ltd. (蔚然（江苏）投资有限公司)
27.	Shanghai XPT Technology Co., Ltd. (上海蔚兰动力科技有限公司)
28.	XPT (Nanjing) E-Powertrain Technology Co., Ltd. (蔚然（南京）动力科技有限公司)
29.	XPT (Nanjing) Energy Storage System Co., Ltd. (蔚然（南京）储能技术有限公司)
30.	XTRONICS (Nanjing) Automotive Intelligence Technologies Co., Ltd. (蔚隆（南京）汽车智能科技有限公司)
31.	XPT (Jiangsu) Automotive Technology Co., Ltd. (江苏蔚然汽车科技有限公司)
32.	XTRONICS (Nanjing) Electronics Technology Co., Ltd. (南京蔚隆汽车电子科技有限公司)
33.	Beijing NIO Energy Technology Co., Ltd. (北京蔚来能源科技有限公司)
34.	Nanjing NIO Energy Co., Ltd. (南京蔚来能源有限公司)
35.	Hangzhou NIO Energy Co., Ltd. (杭州蔚来能源有限公司)

II-A-2

36.	Guangzhou NIO Energy Co., Ltd. (广州蔚来能源有限公司)
37.	Chengdu NIO Energy Co., Ltd. (成都蔚来能源有限公司)
38.	Suzhou NIO Energy Co., Ltd. (苏州蔚来能源有限公司)
39.	Hefei NIO Energy Technology Co., Ltd. (合肥蔚电科技有限公司)
40.	Wuhan NIO Energy Equipment Co., Ltd. (武汉蔚来能源设备有限公司)
41.	Wuhan NIO Energy Service Co., Ltd. (武汉蔚来能源服务有限公司)
42.	Shenzhen NIO Energy Co., Ltd. (深圳蔚来能源有限公司)
43.	Shanghai NIO Energy Co., Ltd. (上海蔚来能源有限公司)
44.	Wuhan NIO Energy Leasing Co., Ltd. (武汉蔚来能源租赁有限公司)
45.	Wuhan NIO Energy Technology Co., Ltd. (武汉蔚来能源科技有限公司)
46.	Changzhou NIO Sales and Services Co., Ltd. (常州蔚然汽车销售服务有限公司)
47.	Chongqing NIO Sales and Services Co., Ltd. (重庆蔚锐汽车销售服务有限公司)
48.	Jiaxing NIO Sales and Services Co., Ltd. (嘉兴蔚来汽车销售服务有限公司)
49.	Wuxi NIO Sales and Services Co., Ltd. (无锡蔚来汽车销售服务有限公司)
50.	Xi'an NIO Sales and Services Co., Ltd. (西安蔚然汽车销售服务有限公司)
51.	Qingdao NIO Sales and Services Co., Ltd. (青岛蔚然汽车销售服务有限公司)
52.	Shijiazhuang NIO Sales Co., Ltd. (石家庄蔚锐汽车销售有限公司)
53.	Nantong NIO Sales and Services Co., Ltd. (南通蔚来汽车销售服务有限公司)
54.	Dongguan NIO Sales and Services Co., Ltd. (东莞蔚来汽车销售服务有限公司)

II-A-3

55.	Zhengzhou NIO Sales Co., Ltd. (郑州蔚然汽车销售有限公司)
56.	Zhenjiang NIO Sales and Services Co., Ltd. (镇江蔚来汽车销售服务有限公司)
57.	Shaoxing NIO Sales and Services Co., Ltd. (绍兴蔚来汽车销售服务有限公司)
58.	Jinhua NIO Sales and Services Co., Ltd. (金华蔚来汽车销售服务有限公司)
59.	Xiamen NIO Sales and Services Co., Ltd. (厦门蔚来汽车销售服务有限公司)
60.	Kunming NIO Sales and Services Co., Ltd. (昆明蔚锐汽车销售服务有限公司)
61.	Changsha NIO Sales Co., Ltd. (长沙蔚澜汽车销售有限公司)
62.	Ningbo NIO Sales and Services Co., Ltd. (宁波蔚来汽车销售服务有限公司)
63.	Wenzhou NIO Sales and Services Co., Ltd. (温州蔚然汽车销售服务有限公司)
64.	Tianjin NIO Sales and Services Co., Ltd. (天津蔚来汽车销售服务有限公司)
65.	Shanghai NIO Financial Leasing Co., Ltd. (上海蔚来融资租赁有限公司)
66.	Zhuhai NIO Sales and Services Co., Ltd. (珠海蔚来汽车销售服务有限公司)
67.	Fuzhou NIO Sales and Services Co., Ltd. (福州蔚来汽车销售服务有限公司)
68.	Shenyang NIO Sales and Services Co., Ltd. (沈阳蔚来汽车销售服务有限公司)
69.	Sanya NIO Sales Co., Ltd. (三亚蔚然汽车销售有限公司)
70.	Taiyuan NIO Sales and Services Co., Ltd. (太原蔚来汽车销售服务有限公司)
71.	Lanzhou NIO Sales and Services Co., Ltd. (兰州蔚电汽车销售服务有限公司)
72.	Jinan NIO Sales and Services Co., Ltd. (济南蔚来汽车销售服务有限公司)

II-A-4

73.	Dalian NIO Sales and Services Co., Ltd. (大连蔚来汽车销售服务有限公司)
74.	Haikou NIO Sales Co., Ltd. (海口蔚澜汽车销售有限公司)
75.	Zhengzhou NIO Energy Technology Co., Ltd. (郑州蔚电新能源科技有限公司)
76.	Tianjin NIO Energy Technology Co., Ltd. (天津蔚来新能源科技有限公司)
77.	Chongqing NIO Energy Co., Ltd. (重庆蔚电能源有限公司)
78.	Xi'an NIO Energy Co., Ltd. (西安蔚然能源有限公司)
79.	Shijiazhuang NIO Energy Technology Co., Ltd. (石家庄蔚来能源科技有限公司)
80.	Changsha NIO Energy Co., Ltd. (长沙蔚然能源有限公司)
81.	Qingdao NIO Energy Co., Ltd. (青岛蔚然能源有限公司)
82.	Dalian NIO Energy Co., Ltd. (大连蔚来能源有限公司)
83.	Xiamen NIO Energy Co., Ltd. (厦门蔚来能源有限公司)
84.	Haikou NIO Energy Co., Ltd. (海口蔚澜能源有限公司)
85.	Nanning NIO Sales and Services Co., Ltd. (南宁蔚来汽车销售服务有限公司)
86.	Guiyang NIO Sales and Services Co., Ltd. (贵阳蔚来汽车销售服务有限公司)
87.	Nanchang NIO Sales and Services Co., Ltd. (南昌蔚然汽车销售服务有限公司)
88.	Foshan NIO Sales and Services Co., Ltd. (佛山蔚来汽车销售服务有限公司)
89.	Changchun NIO Sales and Services Co., Ltd. (长春蔚来汽车销售服务有限公司)
90.	Shanghai Weijing Trade Co., Ltd. (上海蔚景商贸有限公司)

II-A-5

91.	Huzhou NIO Sales and Services Co., Ltd. (湖州蔚来汽车销售服务有限公司)
92.	NIO Holding Co., Ltd. (蔚来控股有限公司)
93.	Yangzhou NIO Sales and Services Co., Ltd. (扬州蔚锐汽车销售服务有限公司)
94.	Huhhot NIO Sales and Services Co., Ltd. (呼和浩特蔚来汽车销售服务有限公司)
95.	Huangshan NIO Sales and Services Co., Ltd. (黄山蔚来汽车销售服务有限公司)
96.	Xuzhou NIO Sales and Services Co., Ltd. (徐州蔚来汽车销售服务有限公司)
97.	NIO (Anhui) Co., Ltd. (蔚来汽车（安徽）有限公司)
98.	NIO Technology (Anhui) Co., Ltd. (蔚来汽车科技（安徽）有限公司)
99.	Anhui NIO Sales Co., Ltd. (安徽蔚逸汽车销售有限责任公司)
100.	Harbin NIO Sales and Services Co., Ltd. (哈尔滨蔚来汽车销售服务有限公司)
101.	Taizhou NIO Sales and Services Co., Ltd. (台州蔚然汽车销售服务有限公司)
102.	Shanghai NIO Maintenance Services Co., Ltd. (上海蔚来汽车维修服务有限公司)
103.	Anhui NIO Autonomous Driving Technology Co., Ltd. (安徽蔚来智驾科技有限公司)
104.	NIO Drive Technology Holdings (Anhui) Co., Ltd. (蔚来驱动科技控股（安徽）有限公司)
105.	NIO Power Technology (Hefei) Co., Ltd. (蔚来动力科技（合肥）有限公司)

II-A-6

SCHEDULE II-B

Affiliated Entity

1.	Beijing NIO Network Technology Co., Ltd. (北京蔚来网络科技有限公司)

II-B-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

_______________, 20[ ]

TRANSACTION NOTICE

This notice (the “Notice”) sets forth the terms of the agreement of [Credit Suisse Securities (USA) LLC/Morgan Stanley & Co. LLC/Goldman Sachs (Asia) L.L.C./China International Capital Corporation Hong Kong Securities Limited/Nomura Securities International, Inc./Guotai Junan Securities (Hong Kong) Limited] (the “Manager”) with NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), for the Company to sell ADSs through the Manager, acting solely as sales agent, on the following terms, pursuant to the Equity Distribution Agreement, dated [ ˜ ], 2021, between the Company and the Manager (the “Distribution Agreement”):

The Manager will act for the Company to sell up to $[●] of ADSs on the date(s) below. The Manager may execute sales via either high touch channels or via an algorithmic approach solely at the Manager’s discretion.

Date(s) on which ADSs may be sold:

Lowest price at which ADSs may be sold or formula pursuant to which such lowest price shall be determined (each, a “Floor Price”):

Maximum number / percentage of daily trading volume of ADSs to be sold, depending on price range:

Size of Blocks of ADS to be sold and Allowable Discount:

Other terms:

NIO confirms it is not in possession of material non-public information, and the company will promptly cancel these ATM instructions if it comes into possession of material non-public information. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The agency transaction set forth in this Notice shall not be binding on the Company or the Manager unless and until the Manager sends an email confirming acceptance of this Notice in accordance with the terms set forth in the Distribution Agreement; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notice if the Manager delivers its acceptance hereto after [ ] a.m./p.m. (New York City time) on [the date hereof /                      , 20     ].

A-1

This agency transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Distribution Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Distribution Agreement shall be deemed to have been made as of the date of the Manager’s acceptance hereto and on any Applicable Time and Settlement Date relating to the agency transaction set forth in this Notice.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your acceptance hereto in the manner contemplated by the Distribution Agreement.

A-2

EXHIBIT B

fORM OF TERMS AGREEMENT

nio iNC.

American Depositary Shares representing Class A ordinary shares (par value US$0.00025 per share)

TERMS AGREEMENT

____________, 20___

[name/address of designated manager]

Dear Sirs:

NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [●], 20[ ] (the “Distribution Agreement”), among the Company, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Goldman Sachs (Asia) L.L.C., China International Capital Corporation Hong Kong Securities Limited, Nomura Securities International, Inc. and Guotai Junan Securities (Hong Kong) Limited, to issue and sell to [Credit Suisse Securities (USA) LLC/Morgan Stanley & Co. LLC/Goldman Sachs (Asia) L.L.C./China International Capital Corporation Hong Kong Securities Limited/Nomura Securities International, Inc./Guotai Junan Securities (Hong Kong) Limited], the securities specified in the Schedule I hereto (the “Purchased ADSs”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional ADSs”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Purchased ADSs, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased ADSs. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional ADSs as to which the option is being exercised, and the date and time when the Additional ADSs are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Principal Settlement Date (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional ADSs shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased ADSs.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Principal Settlement Date [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Principal Settlement Date [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased ADSs.

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased ADSs [and the Additional ADSs] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased ADSs at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

NIO INC.

By: [●]

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased ADSs [and Additional ADSs]:

American depositary shares of NIO Inc., each representing one Class A ordinary shares, par value US$0.00025 per share, of NIO Inc.

Number of Shares of Purchased ADSs:

[Number of Shares of Additional ADSs:]

[Price to Public:]

Purchase Price by [Credit Suisse Securities (USA) LLC/Morgan Stanley & Co. LLC/Goldman Sachs (Asia) L.L.C./China International Capital Corporation Hong Kong Securities Limited/Nomura Securities International, Inc./Guotai Junan Securities (Hong Kong) Limited]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the ADSs to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Principal Settlement Date:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing at the Principal Settlement Date [and on any Option Closing Date]:

(1)            The opinions referred to in Section 3(c) to 3(l).

(2)            The accountants’ letter referred to in Section 3(m).

(4)            The officers’ certificate referred to in Section 3(b).

(5)            Such other documents as the Manager shall reasonably request.

B-I-1